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                                                                 Exhibit 15.1




January 20, 2000


Securities and Exchange Commission
450 Fifth Street N.W.
Washington, DC 20549

RE:      ECOLAB MIRROR SAVINGS PLAN

Commissioners:

We are aware that our reports dated April 22, 1999, July 22, 1999 and October 21, 1999 on our reviews of interim financial information of Ecolab Inc. for the periods ended March 31, 1999 and 1998, June 30, 1999 and 1998 and September 30, 1999 and 1998, respectively, and included in the Company's quarterly reports on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999, respectively, are incorporated by reference in this Registration Statement.

Yours very truly,


/s/PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP